Exhibit 99.1

For further information:

Media Contact:

Amy Yuhn

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Sarah Lewensohn

312-564-3894

slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp Reports First Quarter Earnings Per Share of $0.15

Continued asset quality improvement and loan growth lead to increased earnings

CHICAGO, April 24, 2012—PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income available to common shareholders of $10.8 million, or $0.15 per diluted share, for the first quarter 2012, compared to $7.5 million, or $0.10 per diluted share, for the first quarter 2011, and $7.6 million, or $0.11 per diluted share for the fourth quarter 2011.

“In the first quarter, we saw solid quarter-over-quarter improvement, with a 42 percent increase in net income from the fourth quarter and a 45 percent increase year over year,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “Our results were driven by continued success in client development and ongoing improvement in asset quality. I was pleased by the increase in total loans and fee income, and by the continued reduction in problem assets, as we build on the strength of our core commercial middle market bank.

“Our pipeline is strong and we are positioned to benefit as middle market companies resume investing in their own businesses. We believe our strategy will continue to generate opportunities that will translate into improved earnings, a stronger balance sheet and improved shareholder value.”

Highlights

•	Net income was $10.8 million, up 42 percent from the fourth quarter 2011, largely as a result of lower provision costs as well as growth in average loan balances and fee income.

•	Net revenue increased 3 percent from the fourth quarter 2011.

•	Non-interest income grew 8 percent from the prior quarter, primarily driven by increased fees from capital markets, treasury management, and syndication activity.

•	Total loans grew $213.7 million this quarter to $9.2 billion at March 31, 2012, largely driven by growth of commercial and industrial loans with new and existing clients.

•	Improvement in asset quality continued with non-performing assets down 7 percent and special mention and potential problem loans down 14 percent from year-end 2011.

Operating Performance

Net revenue was $132.6 million in the first quarter 2012, compared to $127.0 million in the first quarter 2011 and $129.0 million in the fourth quarter 2011. Net revenue increased 4 percent compared to the same period prior year and 3 percent compared to the prior quarter. Operating profit was $52.3 million in the first quarter 2012, compared to $51.6 million in the same period prior year and $52.8 million in the prior quarter. Higher compensation costs and elevated net foreclosed property expense reduced the impact of revenue growth.

Net interest income was $104.4 million for the first quarter 2012, up from $102.6 million for the first quarter 2011 and $103.0 million for the fourth quarter 2011. An increase in average loan balances and lower funding costs continued to mitigate declining yields within the investment portfolio in comparison to the fourth quarter 2011. Net interest margin increased to 3.53 percent for the first quarter 2012, up from 3.46 percent in the same period prior year and 3.48 percent in the prior quarter. Net interest margin primarily benefited from a reduction in short-term investments and continued reductions in cost of funds.

Non-interest income was $27.5 million in the first quarter 2012, compared to $23.6 million in the first quarter 2011 and $25.4 million in the fourth quarter 2011. Non-interest income increased 16 percent compared to the same period prior year and 8 percent compared to the prior quarter. Capital markets revenue benefited in the first quarter 2012 from steady origination activity, deeper cross-sell across the business lines, and some larger transactions. Treasury management revenue was 19 percent higher in comparison to the same period prior year and up 7 percent from the prior quarter. Loan and credit-related fees increased 11 percent from the same period prior year and 16 percent from the prior quarter due largely to an increase in syndications revenue.

Expenses

Non-interest expense was $80.2 million for the first quarter 2012, compared to $75.3 million for the first quarter 2011 and $76.2 million for the fourth quarter 2011. The increase in non-interest expense was primarily due to higher compensation expenses and credit-related operating costs. Compared to the same period prior year, salary and benefit expense was higher in the first quarter 2012, primarily due to an increase in incentive-based compensation. Compared to the prior quarter, salary and benefit expense was up due to seasonally higher payroll taxes and 401(k) benefit payments. Net foreclosed property expense remained elevated, reflecting the current level of other real estate owned. The increase of other expense during first quarter 2012 was primarily due to additional provision for unfunded commitments.

2

The efficiency ratio was 60.5 percent in the first quarter 2012, compared to 59.3 percent in the first quarter 2011 and 59.1 percent in the fourth quarter 2011.

The effective tax rate for the quarter was 40.5 percent and continues to be impacted by the non-deductibility of certain compensation expense as well as a reduction in tax benefits of previously awarded stock-based compensation due to the impact of current share price valuation.

Credit Quality

During the first quarter 2012, the Company continued to make meaningful progress in reducing problem assets and improving asset quality. Non-performing assets declined to $356.7 million at March 31, 2012, down 21 percent from $450.7 million at March 31, 2011, and down 7 percent from $385.6 million at December 31, 2011. Non-performing assets to total assets were 2.83 percent at March 31, 2012, compared to 3.61 percent a year ago, and 3.11 percent at year-end 2011. Non-performing loans were $233.2 million at the end of the first quarter 2012, a 35 percent decline from $356.9 million a year ago, and a 10 percent decline from $259.9 million at year-end 2011. Non-performing loan inflows were $69.6 million during the first quarter 2012 and special mention and potential problem loans declined 14 percent from year-end 2011.

The Company disposed of $67.4 million of problem assets in the first quarter 2012, with an incremental charge of 14 percent based on the carrying value net of specific reserves at the time of disposition. During the quarter, the Company used a series of resolution strategies including asset sales and loan restructurings. Restructured loans accruing interest were $136.5 million at the end of first quarter 2012, compared to $100.9 million a year ago and $100.9 million at year-end 2011. As problem loan indicators continue to trend positively and problem loan resolutions continue, the Company expects further improvement in the credit quality of the portfolio.

The allowance for loan losses in the first quarter 2012 reflects the improvement in asset quality, the reduced requirement for specific reserves, and additions to reserves supporting loan growth. The allowance for loan losses at March 31, 2012, was $183.8 million, or 1.99 percent of total loans, compared to $218.2 million, or 2.41 percent of total loans, at March 31, 2011, and $191.6 million, or 2.13 percent of total loans at December 31, 2011. As a percentage of non-performing loans the allowance for loan losses was 79 percent at the end of the first quarter 2012, compared to 61 percent a year ago, and 74 percent at year-end 2011. The first quarter 2012 provision for loan losses was $27.6 million, excluding covered loan provision, down from $36.7 million in the same period prior year and $29.8 million in the prior quarter. Net charge-offs declined to $35.4 million for the first quarter 2012, from $41.3 million for the same period prior year and $38.2 million for the prior quarter.

3

Credit quality results exclude $276.5 million in covered assets as of the end of the first quarter 2012, referring to certain assets acquired through an FDIC-assisted transaction that are subject to a loss-sharing agreement, compared to $364.4 million in the first quarter 2011 and $306.8 million in the fourth quarter 2011.

Balance Sheet

Total loans were $9.2 billion at March 31, 2012, up from $9.0 billion at December 31, 2011. The Company continued to build the loan portfolio, primarily in commercial and industrial loans, through growth in new relationships and increases in existing facilities. Commercial and industrial loans grew 3 percent from year-end 2011. Total assets were $12.6 billion at March 31, 2012, up from $12.4 billion at year-end 2011.

Total deposits were $10.4 billion at March 31, 2012, flat compared to $10.4 billion at December 31, 2011. Non-interest bearing deposits comprised 29 percent of total deposits at March 31, 2012, compared to 31 percent of total deposits at year-end 2011. Short-term borrowings were $355.0 million at March 31, 2012, as the Company increased short-term FHLB advances by $199.0 million during the quarter.

The Company’s investment securities portfolio was $2.3 billion at March 31, 2012, flat compared to $2.3 billion at December 31, 2011. The securities portfolio is primarily comprised of U.S. government agency backed mortgage pools, agency collateralized mortgage obligations, and investment grade municipal bonds.

Capital

As of March 31, 2012, the Company’s total risk-based capital ratio was 14.20 percent, the Tier 1 risk-based capital ratio was 12.31 percent, and the leverage ratio was 11.35 percent. Tier 1 common capital ratio was 8.04 percent and tangible common equity ratio was 7.69 percent at the end of the first quarter 2012.

Quarterly Conference Call and Webcast Presentation

PrivateBancorp will host a conference call on Tuesday, April 24, 2012, at 10 a.m. CT. The call may be accessed by telephone at (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International) and entering passcode #65265700. A live webcast of the call can be accessed on the Company website at www.theprivatebank.com by visiting the Investor Relations tab under the About Us section. A rebroadcast will be available beginning approximately two hours after the call until midnight on April 26, 2012, by calling (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International) and entering passcode # 65265700.

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About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of March 31, 2012, the Company had 34 offices in 9 states and $12.6 billion in assets. The Company website is www.theprivatebank.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to: unforeseen credit quality problems or further deterioration in problem assets that could result in charge-offs greater than we have anticipated in our allowance for loan losses; adverse developments impacting one or more large credits; the extent of further deterioration in real estate values in our market areas, particularly in the Chicago area; difficulties in resolving problem credits or slower than anticipated dispositions of other real estate owned which may result in increased losses or higher credit-related operating costs; continued uncertainty regarding U.S. and global economic recovery and economic outlook, and ongoing volatility in market conditions, that may impact credit quality or prolong weakness in demand for loans or other banking products and services; unanticipated withdrawals of significant client deposits; lack of sufficient or cost-effective sources of liquidity or funding; the terms and availability of capital when and to the extent necessary or required to repay TARP preferred stock or otherwise; loss of key personnel or an inability to recruit and retain appropriate talent; unanticipated changes in interest rates or significant tightening of credit spreads; competitive pricing pressures; uncertainty regarding implications of the Dodd-Frank Act, including evolving regulatory capital standards, and the rules and regulations to be adopted in connection with implementation of the legislation that may negatively affect our revenues or profitability; other legislative, regulatory or accounting changes affecting financial services companies and/or the products and services offered by financial services companies; or failures or disruptions to our data processing or other information or operational systems. These forward-looking statements are subject to significant risks, assumptions and uncertainties and could be affected by many factors, including those set forth in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2011 as well as those set forth in our subsequent periodic and current reports filed with the SEC. These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Forward-looking statements speak only as of the date they are made and we assume no obligation to update any of these statements in public filings in light of future events unless required under the federal securities laws.

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Non-GAAP Measures

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures. The Company believes that these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business, and performance trends and facilitates comparisons with the performance of others in the banking industry. If non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Editor’s Note: Financial highlights attached.

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Exhibit 99.1

Quarterly Consolidated Income Statements
Unaudited
(Amounts in thousands except per share data)

	1Q12	4Q11	3Q11	2Q11	1Q11
Interest Income
Loans, including fees	$103,539	$102,897	$102,174	$102,391	$105,647
Federal funds sold and other short-term investments	132	215	231	399	336
Securities:
Taxable	15,380	15,263	15,196	15,568	15,390
Exempt from Federal income taxes	1,300	1,273	1,293	1,387	1,486

Total interest income	120,351	119,648	118,894	119,745	122,859

Interest Expense
Interest-bearing demand deposits	636	585	625	587	642
Savings deposits and money market accounts	4,602	4,857	5,356	6,082	6,662
Brokered and time deposits	5,017	5,561	5,895	6,528	6,692
Short-term borrowings	142	152	466	566	827
Long-term debt	5,578	5,511	5,463	5,479	5,483

Total interest expense	15,975	16,666	17,805	19,242	20,306

Net interest income	104,376	102,982	101,089	100,503	102,553
Provision for loan and covered loan losses	27,701	31,611	32,615	31,093	37,578

Net interest income after provision for loan and covered loan losses	76,675	71,371	68,474	69,410	64,975

Non-interest Income
Trust and Investments	4,219	3,992	4,452	4,720	4,662
Mortgage banking	2,663	3,032	1,565	704	1,402
Capital markets products	7,349	5,471	5,510	3,871	4,489
Treasury management	5,154	4,813	4,590	4,453	4,325
Loan and credit related fees	6,527	5,606	5,413	5,290	5,898
Deposit service charges and fees and other income	1,487	2,115	1,735	1,884	2,484
Net securities gains	105	364	4,370	670	367

Total non-interest income	27,504	25,393	27,635	21,592	23,627

Non-interest Expense
Salaries and employee benefits	42,698	40,729	38,841	38,636	38,557
Net occupancy expense	7,679	7,394	7,515	7,545	7,532
Technology and related costs	3,296	3,142	2,856	2,729	2,661
Marketing	2,160	2,250	2,218	2,500	1,943
Professional services	1,957	2,126	2,434	2,312	2,334
Outsourced servicing costs	1,710	2,077	1,918	1,852	2,154
Net foreclosed property expenses	8,235	6,862	7,129	7,485	6,306
Postage, telephone, and delivery	869	953	944	931	888
Insurance	4,305	3,462	5,393	5,092	7,340
Loan and collection expense	3,157	3,840	2,931	4,247	2,553
Other expenses	4,163	3,395	2,855	2,335	3,081

Total non-interest expense	80,229	76,230	75,034	75,664	75,349

Income before income taxes	23,950	20,534	21,075	15,338	13,253
Income tax provision	9,695	9,468	7,593	6,320	2,279

Net income	14,255	11,066	13,482	9,018	10,974
Net income attributable to noncontrolling interests	—	7	33	58	72

Net income attributable to controlling interests	14,255	11,059	13,449	8,960	10,902
Preferred stock dividends and discount accretion	3,436	3,430	3,426	3,419	3,415

Net income available to common stockholders	$10,819	$7,629	$10,023	$5,541	$7,487

Per Common Share Data
Basic earnings per share	$0.15	$0.11	$0.14	$0.08	$0.10
Diluted earnings per share	$0.15	$0.11	$0.14	$0.08	$0.10
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.01
Weighted-average common shares outstanding	70,780	70,540	70,479	70,428	70,347
Weighted-average diluted common shares outstanding	70,932	70,713	70,621	70,663	70,396

Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.

Consolidated Balance Sheets
(Dollars in thousands)

	03/31/12	12/31/11	09/30/11	06/30/11	03/31/11
	unaudited	audited	unaudited	unaudited	unaudited
Assets
Cash and due from banks	$166,062	$156,131	$171,268	$160,289	$181,738
Fed funds sold and other short-term investments	193,571	205,610	248,559	457,422	621,206
Loans held for sale	29,185	32,049	24,126	13,503	22,611
Securities available-for-sale, at fair value	1,705,649	1,783,465	1,872,587	2,057,290	1,892,304
Securities held-to-maturity, at amortized cost	598,066	490,143	273,200	—	—
Non-marketable equity investments	43,882	43,604	43,894	20,406	23,490
Loans—excluding covered assets, net of unearned fees	9,222,253	9,008,561	8,674,955	8,672,642	9,037,067
Allowance for loan losses	(183,844)	(191,594)	(200,041)	(206,286)	(218,237)

Loans, net of allowance for loan losses and unearned fees	9,038,409	8,816,967	8,474,914	8,466,356	8,818,830

Covered assets	276,534	306,807	318,973	346,452	364,372
Allowance for covered loan losses	(26,323)	(25,939)	(16,689)	(16,904)	(19,738)

Covered assets, net of allowance for covered loan losses	250,211	280,868	302,284	329,548	344,634

Other real estate owned, excluding covered assets	123,498	125,729	116,364	123,997	93,770
Premises, furniture, and equipment, net	37,462	38,633	39,069	38,171	39,019
Accrued interest receivable	36,033	35,732	32,686	32,128	33,960
Investment in bank owned life insurance	51,356	50,966	50,565	50,183	49,799
Goodwill	94,559	94,571	94,584	94,596	94,609
Other intangible assets	14,683	15,353	15,715	16,089	16,464
Capital markets derivative assets	97,805	101,676	111,248	93,453	87,273
Other assets	142,733	145,373	148,798	161,946	177,735

Total assets	$12,623,164	$12,416,870	$12,019,861	$12,115,377	$12,497,442

Liabilities
Demand deposits:
Noninterest-bearing	$3,054,536	$3,244,307	$2,832,481	$2,527,230	$2,438,709
Interest-bearing	714,522	595,238	611,293	531,107	540,215
Savings deposits and money market accounts	4,347,832	4,378,220	4,392,697	4,497,297	4,831,253
Brokered deposits	961,481	815,951	902,002	1,342,422	1,467,196
Time deposits	1,344,341	1,359,138	1,370,190	1,336,212	1,348,603

Total deposits	10,422,712	10,392,854	10,108,663	10,234,268	10,625,976
Short-term borrowings	355,000	156,000	59,154	63,311	88,468
Long-term debt	379,793	379,793	379,793	409,793	409,793
Accrued interest payable	5,425	5,567	5,841	5,767	5,529
Capital markets derivative liabilities	100,109	104,140	113,968	95,043	88,351
Other liabilities	47,971	81,764	66,266	46,547	41,193

Total liabilities	11,311,010	11,120,118	10,733,685	10,854,729	11,259,310

Equity
Preferred stock—Series B	240,791	240,403	240,020	239,642	239,270
Common stock	71,611	71,483	71,220	71,155	71,036
Treasury stock	(21,749)	(21,454)	(20,680)	(20,615)	(20,312)
Additional paid-in capital	973,417	968,787	965,640	963,156	959,135
Retained earnings/(accumulated deficit)	932	(9,164)	(16,075)	(25,388)	(30,223)
Accumulated other comprehensive income, net of tax	47,152	46,697	46,051	32,535	19,121

Total stockholders' equity	1,312,154	1,296,752	1,286,176	1,260,485	1,238,027

Noncontrolling interests	—	—	—	163	105

Total equity	1,312,154	1,296,752	1,286,176	1,260,648	1,238,132

Total liabilities and equity	$12,623,164	$12,416,870	$12,019,861	$12,115,377	$12,497,442

Selected Financial Data
Unaudited
(Amounts in thousands except per share data)

1Q12	4Q11	3Q11	2Q11	1Q11
Selected Statement of Income Data:
Net interest income	$104,376	$102,982	$101,089	$100,503	$102,553
Net revenue (1) (2)	$132,560	$129,046	$129,404	$122,811	$126,970
Operating profit (1) (2)	$52,331	$52,816	$54,370	$47,147	$51,621
Provision for loan and covered loan losses	$27,701	$31,611	$32,615	$31,093	$37,578
Income before taxes	$23,950	$20,534	$21,075	$15,338	$13,253
Net income available to common stockholders	$10,819	$7,629	$10,023	$5,541	$7,487

Per Common Share Data:
Basic earnings per share	$0.15	$0.11	$0.14	$0.08	$0.10
Diluted earnings per share	$0.15	$0.11	$0.14	$0.08	$0.10
Dividends declared	$0.01	$0.01	$0.01	$0.01	$0.01
Book value (period end) (1)	$14.79	$14.72	$14.57	$14.22	$13.98
Tangible book value (period end) (1) (2)	$13.29	$13.19	$13.04	$12.68	$12.43
Market value (close)	$15.17	$10.98	$7.52	$13.80	$15.29
Book value multiple	1.03	x	0.75	x	0.52	x	0.97	x	1.09	x

Share Data:
Weighted average common shares outstanding	70,780	70,540	70,479	70,428	70,347
Diluted average common shares outstanding	70,932	70,713	70,621	70,663	70,396
Common shares issued (at period end)	73,205	72,514	72,491	72,497	72,096
Common shares outstanding (at period end)	72,415	71,745	71,789	71,808	71,428

Performance Ratios:
Return on average assets	0.46%	0.36%	0.44%	0.29%	0.35%
Return on average common equity	4.05%	2.86%	3.80%	2.18%	3.03%
Net interest margin (1) (2)	3.53%	3.48%	3.49%	3.36%	3.46%
Covered asset accretion impact on net interest margin	-0.03%	0.00%	0.03%	0.03%	0.05%
Net interest margin, excluding impact of covered asset accretion	3.56%	3.48%	3.46%	3.33%	3.41%
Fee revenue as a percent of total revenue (1)	20.79%	19.55%	18.71%	17.23%	18.49%
Non-interest income to average assets	0.89%	0.82%	0.91%	0.69%	0.77%
Non-interest expense to average assets	2.59%	2.45%	2.46%	2.43%	2.44%
Net overhead ratio (1)	1.70%	1.64%	1.56%	1.74%	1.68%
Efficiency ratio (1) (2)	60.52%	59.07%	57.98%	61.61%	59.34%

Selected Information:
Assets under management and administration (AUMA) (1)	$4,879,947	$4,303,547	$4,161,614	$4,395,516	$4,313,843
Custody assets included in AUMA	$2,060,455	$1,599,528	$1,525,001	$1,623,190	$1,724,589
Credit valuation adjustment on capital markets derivatives (1)	$19	$244	$(1,207)	$(573)	$817

Balance Sheet Ratios:
Loans to Deposits (period end) (3)	88.48%	86.68%	85.82%	84.74%	85.05%
Average interest-earning assets to average interest- bearing liabilities	149.68%	150.70%	145.30%	139.77%	134.88%

Capital Ratios (period end):
Total risk-based capital (1)	14.20%	14.28%	14.82%	15.12%	14.55%
Tier 1 risk-based capital (1)	12.31%	12.38%	12.89%	12.95%	12.41%
Leverage (1)	11.35%	11.33%	11.48%	11.00%	10.91%
Tier 1 common capital (1) (2)	8.04%	8.04%	8.34%	8.34%	7.97%
Tangible common equity to tangible assets (1) (2)	7.69%	7.69%	7.86%	7.58%	7.17%
Total equity to total assets	10.39%	10.44%	10.70%	10.41%	9.91%

(1)	Refer to Glossary of Terms for definition.
(2)	This is a non-U.S. GAAP financial measure, refer to Non-U.S. GAAP Financial Measures for a reconciliation from non-U.S. GAAP to U.S. GAAP.
(3)	Excludes covered assets. Refer to Glossary of Terms for definition.

Loan Composition (excluding covered assets(1))
(Dollars in thousands)

		% of		% of		% of		% of		% of
	03/31/12	Total	12/31/11	Total	09/30/11	Total	06/30/11	Total	03/31/11	Total
	unaudited		audited		unaudited		unaudited		unaudited
Commercial and industrial	$4,325,558	47%	$4,192,842	46%	$3,959,153	45%	$3,886,555	46%	$3,970,213	45%
Commercial—owner-occupied CRE	1,175,729	13%	1,130,932	13%	1,070,340	12%	986,602	11%	988,375	11%

Total commercial	5,501,287	60%	5,323,774	59%	5,029,493	57%	4,873,157	57%	4,958,588	56%

Commercial real estate	2,378,640	26%	2,233,851	25%	2,156,621	25%	2,280,961	26%	2,380,592	26%
Commercial real estate—multi-family	493,218	5%	452,595	5%	445,908	5%	416,459	5%	471,980	5%

Total commercial real estate	2,871,858	31%	2,686,446	30%	2,602,529	30%	2,697,420	31%	2,852,572	31%

Construction	127,837	1%	287,002	3%	315,858	4%	366,061	4%	464,253	5%
Residential real estate	308,880	3%	297,229	3%	307,705	4%	301,250	3%	314,082	3%
Home equity	175,972	2%	181,158	2%	186,914	2%	190,691	2%	188,900	2%
Personal	236,419	3%	232,952	3%	232,456	3%	244,063	3%	258,672	3%

Total loans	$9,222,253	100%	$9,008,561	100%	$8,674,955	100%	$8,672,642	100%	$9,037,067	100%

(1)	Refer to Glossary of Terms for definition.

Loan Composition (excluding covered assets(1))
(Dollars in thousands)
Unaudited

Commercial Loans Composition by Industry Segment

(Classified pursuant to the North American Industrial Classification System standard industry descriptions and represents our client's primary business activity)

	03/31/12		12/31/11
		% of		% of
	Amount	Total	Amount	Total
Manufacturing	$1,301,681	24%	$1,257,973	24%
Healthcare	1,343,017	24%	1,218,205	23%
Wholesale trade	506,840	9%	482,386	9%
Finance and insurance	493,103	9%	454,830	8%
Real estate, rental and leasing	269,647	5%	342,860	6%
Professional, scientific, and technical services	348,907	6%	350,677	7%
Administrative, support, waste management and remediation services	328,370	6%	321,912	6%
Architectural, engineering and construction	209,998	4%	195,875	4%
All other (2)	699,724	13%	699,056	13%

Total commercial (3)	$5,501,287	100%	$5,323,774	100%

Commercial Real Estate and Construction Loans Portfolio by Collateral Type

	03/31/12			12/31/11
		% of	%		% of	%
	Amount	Total	Nonperforming (4)	Amount	Total	Nonperforming (4)
Commercial Real Estate Portfolio
Land	$238,326	8%	13%	$230,579	9%	6%
Residential 1-4 family	119,772	4%	14%	105,919	4%	23%
Multi-family	493,218	17%	1%	452,595	17%	1%
Industrial/warehouse	370,200	13%	2%	350,282	13%	3%
Office	617,871	22%	3%	585,183	22%	4%
Retail	489,960	17%	12%	431,200	16%	8%
Healthcare	144,239	5%	—	144,529	5%	—
Mixed use/other	398,272	14%	5%	386,159	14%	6%

Total commercial real estate	$2,871,858	100%	6%	$2,686,446	100%	5%

Construction Portfolio
Land	$39,735	31%	1%	$23,422	8%	2%
Residential 1-4 family	19,033	15%	6%	21,906	8%	14%
Multi-family	10,793	8%	—	64,892	23%	—
Industrial/warehouse	2,861	2%	—	15,216	5%	—
Office	27,757	22%	1%	43,403	15%	1%
Retail	4,687	4%	—	61,469	21%	20%
Mixed use/other	22,971	18%	4%	56,694	20%	10%

Total construction	$127,837	100%	2%	$287,002	100%	8%

(1)	Refer to Glossary of Terms for definition.
(2)	All other consists of numerous smaller balances across a variety of industries.
(3)	Includes owner-occupied commercial real estate of $1.2 billion and $1.1 billion at March 31, 2012 and December 31, 2011, respectively.
(4)	Calculated as nonperforming loans in the respective collateral type divided by total loans of the corresponding collateral type presented above.

Asset Quality (excluding covered assets(1))
Unaudited
(Dollars in thousands)

	1Q12	4Q11	3Q11	2Q11	1Q11
Credit Quality Key Ratios
Net charge-offs (annualized) to average loans	1.57%	1.72%	1.76%	1.95%	1.83%
Nonperforming loans to total loans	2.53%	2.88%	3.51%	3.81%	3.95%
Nonperforming loans to total assets	1.85%	2.09%	2.54%	2.73%	2.86%
Nonperforming assets to total assets	2.83%	3.11%	3.50%	3.75%	3.61%
Allowance for loan losses to:
Total loans	1.99%	2.13%	2.31%	2.38%	2.41%
Nonperforming loans	79%	74%	66%	62%	61%

Nonperforming assets
Loans past due 90 days and accruing	$—	$—	$—	$—	$—
Nonaccrual loans	233,222	259,852	304,747	330,448	356,932
OREO	123,498	125,729	116,364	123,997	93,770

Total nonperforming assets	$356,720	$385,581	$421,111	$454,445	$450,702

Restructured loans accruing interest	$136,521	$100,909	$106,330	$124,614	$100,895

Special mention loans	$143,790	$204,965	$218,561	$227,413	$275,519
Potential problem loans	$184,029	$177,095	$277,125	$392,019	$518,144

Nonperforming Loans Rollforward
Beginning balance	$259,852	$304,747	$330,448	$356,932	$365,880
Additions:
New nonaccrual loans	69,581	67,512	68,298	110,438	95,275
Reductions:
Return to performing status	(14,291)	(2,072)	(1,608)	(2,781)	(11,059)
Paydowns and payoffs, net of advances	(4,806)	(8,950)	(13,166)	(8,258)	(16,301)
Net sales	(27,479)	(27,178)	(20,432)	(38,129)	(11,288)
Transfer to OREO	(13,513)	(33,695)	(24,373)	(49,667)	(23,655)
Charge-offs, net	(36,122)	(40,512)	(34,420)	(38,087)	(41,920)

Total reductions	(96,211)	(112,407)	(93,999)	(136,922)	(104,223)

Balance at end of period	$233,222	$259,852	$304,747	$330,448	$356,932

OREO Rollforward
Beginning balance	$125,729	$116,364	$123,997	$93,770	$88,728
New foreclosed properties	13,513	33,695	24,373	49,667	23,661
Valuation adjustments	(4,522)	(3,999)	(1,175)	(5,483)	(4,762)
Disposals:
Sales proceeds	(9,078)	(18,085)	(25,921)	(13,615)	(12,277)
Net loss on sale	(2,144)	(2,246)	(4,910)	(342)	(1,580)

Balance at end of period	$123,498	$125,729	$116,364	$123,997	$93,770

Restructured Loans Accruing Interest Rollforward
Beginning balance	$100,909	$106,330	$124,614	$100,895	$87,576
Additions:
New restructured loans accruing interest	47,673	8,803	8,592	54,663	19,328
Return to performing status	—	1,099	1,029	—	—
Reductions:
Paydowns and payoffs, net of advances	(4,661)	(3,334)	(20,545)	(7,915)	(1,535)
Move to nonperforming loans	(6,665)	(5,735)	(4,716)	(9,930)	(4,474)
Net sales	—	—	(2,260)	(9,600)	—
Charge-offs, net	—	—	(44)	(3,499)	—
Removal of restructured loan status	(735)	(6,254)	(340)	—	—

Balance at end of period	$136,521	$100,909	$106,330	$124,614	$100,895

(1)	Refer to Glossary of Terms for definition.

Asset Quality (excluding covered assets(1))
Unaudited
(Dollars in thousands)

Credit Quality Indicators (1)

			Potential		Non-
	Special	% of	Problem	% of	Performing	% of	Total
	Mention	Loan Type	Loans	Loan Type	Loans	Loan Type	Loans
As of March 31, 2012
Transformational (1)
Commercial	$61,382	1.2%	$49,229	1.0%	$22,765	0.4%	$5,065,103
Commercial real estate	26,466	1.5%	33,251	1.9%	87,228	4.9%	1,782,434
Construction	7,272	6.1%	—	—	—	—	118,394
Residential real estate	4,309	2.9%	5,983	4.0%	1,057	0.7%	149,639
Home equity	—	—	1,659	2.8%	424	0.7%	59,946
Personal	—	—	765	0.5%	311	0.2%	149,951

Total transformational	$99,429	1.4%	$90,887	1.2%	$111,785	1.5%	$7,325,467

Legacy (1)
Commercial	$11,198	2.6%	$8,557	2.0%	$17,421	4.0%	$436,184
Commercial real estate	30,355	2.8%	62,880	5.8%	72,027	6.6%	1,089,424
Construction	—	—	—	—	2,781	29.5%	9,443
Residential real estate	2,384	1.5%	15,027	9.4%	11,012	6.9%	159,241
Home equity	420	0.4%	5,613	4.8%	9,954	8.6%	116,026
Personal	4	*	1,065	1.2%	8,242	9.5%	86,468

Total legacy	44,361	2.3%	93,142	4.9%	121,437	6.4%	1,896,786

Total	$143,790	1.6%	$184,029	2.0%	$233,222	2.5%	$9,222,253

As of December 31, 2011
Transformational (1)
Commercial	$41,995	0.9%	$66,279	1.4%	$49,220	1.0%	$4,889,734
Commercial real estate	59,031	3.8%	1,769	0.1%	49,031	3.2%	1,549,862
Construction	7,272	3.6%	9,283	4.6%	12,489	6.2%	201,879
Residential real estate	4,490	3.5%	5,450	4.2%	2,844	2.2%	129,161
Home equity	—	—	381	0.7%	78	0.1%	54,530
Personal	—	—	866	0.6%	330	0.2%	139,643

Total transformational	$112,788	1.6%	$84,028	1.2%	$113,992	1.6%	$6,964,809

Legacy (1)
Commercial	$12,331	2.8%	$13,049	3.0%	$16,738	3.9%	$434,040
Commercial real estate	73,884	6.5%	60,424	5.3%	84,226	7.4%	1,136,584
Construction	—	—	—	—	9,390	11.0%	85,123
Residential real estate	4,854	2.9%	12,481	7.4%	11,745	7.0%	168,068
Home equity	758	0.6%	6,003	4.7%	11,525	9.1%	126,628
Personal	350	0.4%	1,110	1.2%	12,236	13.1%	93,309

Total legacy	92,177	4.5%	93,067	4.6%	145,860	7.1%	2,043,752

Total	$204,965	2.3%	$177,095	2.0%	$259,852	2.9%	$9,008,561

(1)	Refer to Glossary of Terms for definition.
*	Less than 0.01%.

Loan Portfolio Aging (excluding covered assets(1))
Unaudited
(Dollars in thousands)

	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days Past Due and Accruing	Nonaccrual	Total Loans
As of March 31, 2012
Loan balances:
Commercial	$5,453,922	$3,216	$3,963	$—	$40,186	$5,501,287
Commercial real estate	2,703,932	6,590	2,081	—	159,255	2,871,858
Construction	124,988	—	68	—	2,781	127,837
Residential real estate	290,716	4,960	1,135	—	12,069	308,880
Personal and home equity	391,453	1,754	253	—	18,931	412,391

Total loans	$8,965,011	$16,520	$7,500	$—	$233,222	$9,222,253

Aging as a percent of loan balance:
Commercial	99.14%	0.06%	0.07%	—	0.73%	100.00%
Commercial real estate	94.15%	0.23%	0.07%	—	5.55%	100.00%
Construction	97.77%	—	0.05%	—	2.18%	100.00%
Residential real estate	94.11%	1.61%	0.37%	—	3.91%	100.00%
Personal and home equity	94.92%	0.43%	0.06%	—	4.59%	100.00%

Total loans	97.21%	0.18%	0.08%	—	2.53%	100.00%

	1Q12	4Q11	3Q11	2Q11	1Q11
Nonaccrual loans:
Commercial	$40,186	$65,958	$61,399	$51,634	$66,529
Commercial real estate	159,255	133,257	168,078	192,778	202,836
Construction	2,781	21,879	29,997	37,140	41,643
Residential real estate	12,069	14,589	18,007	18,496	16,869
Personal and home equity	18,931	24,169	27,266	30,400	29,055

Total	$233,222	$259,852	$304,747	$330,448	$356,932

Nonaccrual loans as a percent of total loan type:
Commercial	0.73%	1.24%	1.22%	1.06%	1.34%
Commercial real estate	5.55%	4.96%	6.46%	7.15%	7.11%
Construction	2.18%	7.62%	9.50%	10.15%	8.97%
Residential real estate	3.91%	4.91%	5.85%	6.14%	5.37%
Personal and home equity	4.59%	5.84%	6.50%	6.99%	6.49%

Total	2.53%	2.88%	3.51%	3.81%	3.95%

Loans past due 60-89 days and still accruing:
Commercial	$3,963	$923	$101	$3,978	$139
Commercial real estate	2,081	9,777	8,801	10,292	6,782
Construction	68	2,381	—	—	—
Residential real estate	1,135	645	2,864	1,000	396
Personal and home equity	253	809	1,016	1,288	2,935

Total	$7,500	$14,535	$12,782	$16,558	$10,252

Loans past due 60-89 days and still accruing as a percent of total loan type:
Commercial	0.07%	0.02%	*	0.08%	*
Commercial real estate	0.07%	0.36%	0.34%	0.39%	0.24%
Construction	0.05%	0.83%	—	—	—
Residential real estate	0.37%	0.22%	0.93%	0.33%	0.13%
Personal and home equity	0.06%	0.20%	0.24%	0.30%	0.66%

Total	0.08%	0.16%	0.15%	0.19%	0.11%

Loans past due 30-59 days and still accruing:
Commercial	$3,216	$6,018	$3,529	$1,723	$3,997
Commercial real estate	6,590	3,523	5,884	3,384	23,409
Construction	—	—	342	—	4,835
Residential real estate	4,960	3,800	7	392	753
Personal and home equity	1,754	446	776	2,803	1,921

Total	$16,520	$13,787	$10,538	$8,302	$34,915

Loans past due 30-59 days and still accruing as a percent of total loan type:
Commercial	0.06%	0.11%	0.07%	0.03%	0.08%
Commercial real estate	0.23%	0.13%	0.23%	0.13%	0.82%
Construction	—	—	0.11%	—	1.04%
Residential real estate	1.61%	1.28%	*	0.13%	0.24%
Personal and home equity	0.43%	0.11%	0.19%	0.64%	0.43%

Total	0.18%	0.15%	0.12%	0.10%	0.39%

(1)	Refer to Glossary of Terms for definition.
*	Less than 0.01%.

Asset Quality (excluding covered assets(1))
Unaudited
(Dollars in thousands)

Nonaccrual Loans Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of March 31, 2012
Amount:
Commercial	$—	$14,164	$7,737	$5,751	$12,534	$40,186
Commercial real estate	77,770	19,374	11,493	25,689	24,929	159,255
Construction	—	—	—	—	2,781	2,781
Residential real estate	—	—	4,789	—	7,280	12,069
Personal and home equity	—	5,827	—	1,615	11,489	18,931

Total	$77,770	$39,365	$24,019	$33,055	$59,013	$233,222

Number of borrowers:
Commercial	—	2	2	3	35	42
Commercial real estate	5	3	3	12	48	71
Construction	—	—	—	—	6	6
Residential real estate	—	—	1	—	20	21
Personal and home equity	—	1	—	1	31	33

Total	5	6	6	16	140	173

As of December 31, 2011
Amount:
Commercial	$30,226	$16,820	$3,448	$3,434	$12,030	$65,958
Commercial real estate	56,969	10,257	15,740	21,549	28,742	133,257
Construction	12,490	—	4,760	1,547	3,082	21,879
Residential real estate	—	—	4,789	2,473	7,327	14,589
Personal and home equity	—	7,108	—	3,795	13,266	24,169

Total	$99,685	$34,185	$28,737	$32,798	$64,447	$259,852

Number of borrowers:
Commercial	2	2	1	2	39	46
Commercial real estate	4	2	4	10	56	76
Construction	1	—	1	1	5	8
Residential real estate	—	—	1	1	19	21
Personal and home equity	—	1	—	2	37	40

Total	7	5	7	16	156	191

Restructured Loans Accruing Interest Stratification

	$10.0 Million or More	$5.0 to $9.9 Million	$3.0 to $4.9 Million	$1.5 to $2.9 Million	Under $1.5 Million	Total
As of March 31, 2012
Amount:
Commercial	$55,205	$20,050	$3,259	$—	$4,155	$82,669
Commercial real estate	20,576	5,178	—	7,217	4,586	37,557
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	1,115	1,115
Personal and home equity	12,593	—	—	—	2,587	15,180

Total	$88,374	$25,228	$3,259	$7,217	$12,443	$136,521

Number of borrowers:
Commercial	4	3	1	—	10	18
Commercial real estate	1	1	—	3	9	14
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	4	4
Personal and home equity	1	—	—	—	4	5

Total	6	4	1	3	27	41

As of December 31, 2011
Amount:
Commercial	$15,279	$19,065	$4,331	$—	$3,894	$42,569
Commercial real estate	21,273	10,364	—	4,944	4,767	41,348
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	2,213	1,025	3,238
Personal and home equity	12,691	—	—	—	1,063	13,754

Total	$49,243	$29,429	$4,331	$7,157	$10,749	$100,909

Number of borrowers:
Commercial	1	3	1	—	10	15
Commercial real estate	1	2	—	2	10	15
Construction	—	—	—	—	—	—
Residential real estate	—	—	—	1	2	3
Personal and home equity	1	—	—	—	2	3

Total	3	5	1	3	24	36

(1)	Refer to Glossary of Terms for definition.

Foreclosed Real Estate (OREO), excluding covered assets(1)
Unaudited
(Dollars in thousands)

OREO Properties by Type

	March 31, 2012			December 31, 2011
	Number of		% of	Number of		% of
	Properties	Amount	Total	Properties	Amount	Total
Single-family homes	69	$21,074	17%	71	$26,866	21%
Land parcels	260	49,706	40%	262	51,465	41%
Multi-family	13	4,665	4%	14	3,327	3%
Office/industrial	47	39,983	32%	44	37,019	29%
Retail	11	8,070	7%	9	7,052	6%

Total	400	$123,498	100%	400	$125,729	100%

OREO Property Type by Location

				South	Mid
	Illinois	Georgia	Michigan	Eastern (2)	Western (3)	Other	Total
March 31, 2012
Single-family homes	$18,497	$—	$1,718	$—	$618	$241	$21,074
Land parcels	27,487	3,438	2,137	9,568	7,076	—	49,706
Multi-family	1,335	—	—	460	2,870	—	4,665
Office/industrial	19,670	1,058	1,197	6,411	8,253	3,394	39,983
Retail	4,872	2,262	936	—	—	—	8,070

Total	$71,861	$6,758	$5,988	$16,439	$18,817	$3,635	$123,498

% of Total	58%	6%	5%	13%	15%	3%	100%

December 31, 2011
Single-family homes	$23,277	$385	$1,718	$—	$608	$878	$26,866
Land parcels	29,370	2,898	3,171	9,568	6,458	—	51,465
Multi-family	3,327	—	—	—	—	—	3,327
Office/industrial	18,430	1,656	548	3,762	9,228	3,395	37,019
Retail	4,501	1,615	936	—	—	—	7,052

Total	$78,905	$6,554	$6,373	$13,330	$16,294	$4,273	$125,729

% of Total	63%	5%	5%	11%	13%	3%	100%

(1)	Refer to Glossary of Terms for definition.
(2)	Represents the southeastern states of Arkansas and Florida.
(3)	Represents the midwestern states of Kansas, Missouri, Wisconsin, Indiana and Ohio.

Allowance for Loan Losses (excluding covered assets(1)) Unaudited (Dollars in thousands)

	1Q12	4Q11	3Q11	2Q11	1Q11
Change in allowance for loan losses:
Balance at beginning of period	$191,594	$200,041	$206,286	$218,237	$222,821
Loans charged-off:
Commercial	$(9,549)	$(12,991)	$(5,039)	$(10,512)	$(4,200)
Commercial real estate	(25,280)	(24,083)	(29,920)	(25,402)	(29,409)
Construction	(1,245)	(1,526)	(1,419)	(8,275)	(62)
Residential real estate	(1,084)	(1,203)	(234)	(186)	(386)
Home equity	(483)	(1,340)	(3,291)	(508)	(1,447)
Personal	(2,085)	(290)	(2,083)	(434)	(6,787)

Total charge-offs	(39,726)	(41,433)	(41,986)	(45,317)	(42,291)

Recoveries on loans previously charged-off:
Commercial	$1,679	$830	$2,278	$707	$465
Commercial real estate	1,882	1,410	969	511	272
Construction	41	109	29	56	97
Residential real estate	11	10	9	40	2
Home equity	26	300	12	15	10
Personal	702	544	103	312	155

Total recoveries	4,341	3,203	3,400	1,641	1,001

Net charge-offs	(35,385)	(38,230)	(38,586)	(43,676)	(41,290)
Provisions charged to operating expense	27,635	29,783	32,341	31,725	36,706

Balance at end of period	$183,844	$191,594	$200,041	$206,286	$218,237

Allocation of allowance for loan losses:
General allocated reserve:
Commercial	$45,850	$46,500	$45,000	$46,000	$50,250
Commercial real estate	57,750	56,000	60,000	67,000	75,500
Construction	1,900	7,650	10,450	9,600	12,900
Residential real estate	5,400	5,400	5,800	5,400	4,425
Home equity	4,700	2,750	3,500	3,500	3,425
Personal	3,295	3,350	3,100	3,100	3,325

Total allocated	$118,895	$121,650	$127,850	$134,600	$149,825
Specific reserve	64,949	69,944	72,191	71,686	68,412

Total	$183,844	$191,594	$200,041	$206,286	$218,237

Allocation of reserve by a percent of total allowance for loan losses:
General allocated reserve:
Commercial	25%	24%	22%	22%	23%
Commercial real estate	31%	29%	30%	32%	35%
Construction	1%	4%	5%	5%	6%
Residential real estate	3%	3%	3%	3%	2%
Home equity	3%	1%	2%	2%	2%
Personal	2%	2%	2%	2%	2%

Total allocated	65%	63%	64%	66%	70%
Specific reserve	35%	37%	36%	34%	30%

Total	100%	100%	100%	100%	100%

Allowance for loan losses to:
Total loans	1.99%	2.13%	2.31%	2.38%	2.41%
Nonperforming loans	79%	74%	66%	62%	61%

(1)	Refer to Glossary of Terms for definition.

Deposits (Dollars in thousands)

		% of		% of		% of		% of		% of
	03/31/12	Total	12/31/11	Total	09/30/11	Total	06/30/11	Total	03/31/11	Total
	unaudited		audited		unaudited		unaudited		unaudited
Noninterest-bearing deposits	$3,054,536	29%	$3,244,307	31%	$2,832,481	28%	$2,527,230	25%	$2,438,709	23%
Interest-bearing demand deposits	714,522	7%	595,238	6%	611,293	6%	531,107	5%	540,215	5%
Savings deposits	225,300	2%	210,138	2%	214,610	2%	202,427	2%	203,550	2%
Money market accounts	4,122,532	40%	4,168,082	40%	4,178,087	41%	4,294,870	42%	4,627,703	44%
Brokered deposits:
Traditional	191,023	2%	20,499	*	60,665	1%	277,628	3%	455,473	4%
Client CDARS (1)	695,458	6%	795,452	8%	841,337	8%	956,094	9%	888,676	8%
Non-client CDARS (1)	75,000	1%	—	—	—	—	108,700	1%	123,047	1%

Total brokered deposits	961,481	9%	815,951	8%	902,002	9%	1,342,422	13%	1,467,196	13%
Time deposits	1,344,341	13%	1,359,138	13%	1,370,190	14%	1,336,212	13%	1,348,603	13%

Total deposits	$10,422,712	100%	$10,392,854	100%	$10,108,663	100%	$10,234,268	100%	$10,625,976	100%

Client deposits (1)	$10,156,689	97%	$10,372,355	100%	$10,047,998	99%	$9,847,940	96%	$10,047,456	95%

*	Less than 1%.

.

(1)	Refer to Glossary of Terms for definition.

Net Interest Margin Unaudited (Dollars in thousands)

	Three Months Ended March 31,
	2012			2011
	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Assets:
Federal funds sold and other short-term investments	$211,343	$132	0.25%	$517,641	$336	0.26%
Securities:
Taxable	2,097,422	15,380	2.93%	1,734,347	15,390	3.55%
Tax-exempt (2)	152,412	1,980	5.20%	149,260	2,276	6.10%

Total securities	2,249,834	17,360	3.09%	1,883,607	17,666	3.75%

Loans, excluding covered assets:
Commercial	5,443,925	63,910	4.64%	5,021,733	57,746	4.60%
Commercial real estate	2,598,139	27,715	4.22%	2,842,014	29,929	4.21%
Construction	279,343	2,611	3.70%	516,609	4,885	3.78%
Residential	338,144	3,619	4.28%	329,050	3,785	4.60%
Personal and home equity	411,152	3,732	3.65%	466,719	4,065	3.53%

Total loans, excluding covered assets (3)	9,070,703	101,587	4.44%	9,176,125	100,410	4.38%

Total interest-earning assets before covered assets (2)	11,531,880	119,079	4.10%	11,577,373	118,412	4.09%
Covered assets (4)	264,619	1,952	2.93%	353,378	5,237	5.94%

Total interest-earning assets (2)	11,796,499	$121,031	4.07%	11,930,751	$123,649	4.15%

Cash and due from banks	141,317			171,007
Allowance for loan and covered loan losses	(224,071)			(250,067)
Other assets	731,771			656,053

Total assets	$12,445,516			$12,507,744

Liabilities and Equity:
Interest-bearing demand deposits	$654,791	$636	0.39%	$599,357	$642	0.43%
Savings deposits	218,145	156	0.29%	197,501	200	0.41%
Money market accounts	4,199,855	4,446	0.43%	4,664,227	6,462	0.56%
Time deposits	1,352,361	3,933	1.17%	1,379,197	4,518	1.33%
Brokered deposits	811,069	1,084	0.54%	1,478,171	2,174	0.66%

Total interest-bearing deposits	7,236,221	10,255	0.57%	8,318,453	13,996	0.68%
Short-term borrowings	265,205	142	0.21%	114,957	827	2.88%
Long-term debt	379,793	5,578	5.85%	411,960	5,483	5.32%

Total interest-bearing liabilities	7,881,219	15,975	0.81%	8,845,370	20,306	0.93%

Noninterest-bearing demand deposits	3,054,679			2,264,100
Other liabilities	194,262			157,634
Equity	1,315,356			1,240,640

Total liabilities and equity	$12,445,516			$12,507,744

Net interest spread (2) (5)			3.26%			3.22%
Effect of noninterest-bearing funds			0.27%			0.24%

Net interest income/margin (2) (5) (6)		$105,056	3.53%		$103,343	3.46%

(1)	Interest income included $7.2 million and $5.9 million in loan fees for the three months ended March 31, 2012 and 2011, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP financial measure. Refer to Non-U.S. GAAP Financial Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $256.8 million and $377.3 million for the three months ended March 31, 2012 and 2011, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $2.8 million and $4.0 million for the three months ended March 31, 2012 and 2011, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.
(6)	For the three months ended March 31, 2011, accretion related to covered assets contributed to net interest margin by 5 basis points. For the three months ended March 31, 2012 there was a 3 basis point negative impact.

Note: Prior period net interest margin computations were modified to conform with the current period presentation.

Net Interest Margin Unaudited (Dollars in thousands)

	Three Months Ended March 31,			Three Months Ended December 31,
	2012			2011
	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Assets:
Federal funds sold and other short-term investments	$211,343	$132	0.25%	$334,758	$215	0.25%
Securities:
Taxable	2,097,422	15,380	2.93%	2,064,044	15,263	2.96%
Tax-exempt (2)	152,412	1,980	5.20%	141,405	1,944	5.49%

Total securities	2,249,834	17,360	3.09%	2,205,449	17,207	3.12%

Loans, excluding covered assets:
Commercial	5,443,925	63,910	4.64%	5,320,119	62,775	4.62%
Commercial real estate	2,598,139	27,715	4.22%	2,493,296	27,224	4.27%
Construction	279,343	2,611	3.70%	302,632	2,920	3.78%
Residential	338,144	3,619	4.28%	344,002	3,450	4.01%
Personal and home equity	411,152	3,732	3.65%	416,873	3,784	3.60%

Total loans, excluding covered assets (3)	9,070,703	101,587	4.44%	8,876,922	100,153	4.42%

Total interest-earning assets before covered assets (2)	11,531,880	119,079	4.10%	11,417,129	117,575	4.05%
Covered assets (4)	264,619	1,952	2.93%	279,612	2,744	3.85%

Total interest-earning assets (2)	11,796,499	$121,031	4.07%	11,696,741	$120,319	4.04%

Cash and due from banks	141,317			154,163
Allowance for loan and covered loan losses	(224,071)			(220,356)
Other assets	731,771			700,647

Total assets	$12,445,516			$12,331,195

Liabilities and Equity:
Interest-bearing demand deposits	$654,791	$636	0.39%	$599,273	$585	0.39%
Savings deposits	218,145	156	0.29%	210,577	167	0.32%
Money market accounts	4,199,855	4,446	0.43%	4,253,934	4,690	0.44%
Time deposits	1,352,361	3,933	1.17%	1,369,150	4,054	1.17%
Brokered deposits	811,069	1,084	0.54%	893,860	1,507	0.67%

Total interest-bearing deposits	7,236,221	10,255	0.57%	7,326,794	11,003	0.60%
Short-term borrowings	265,205	142	0.21%	55,206	152	1.08%
Long-term debt	379,793	5,578	5.85%	379,793	5,511	5.76%

Total interest-bearing liabilities	7,881,219	15,975	0.81%	7,761,793	16,666	0.85%

Noninterest-bearing demand deposits	3,054,679			3,101,145
Other liabilities	194,262			170,546
Equity	1,315,356			1,297,711

Total liabilities and equity	$12,445,516			$12,331,195

Net interest spread (2) (5)			3.26%			3.19%
Effect of noninterest-bearing funds			0.27%			0.29%

Net interest income/margin (2) (5) (6)		$105,056	3.53%		$103,653	3.48%

(1)	Interest income included $7.2 million and $6.5 million in loan fees for the three months ended March 31, 2012 and December 31, 2011, respectively.
(2)	Interest income and yields are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. This is a non-U.S. GAAP financial measure. Refer to Non-U.S. GAAP Financial Measures for a reconciliation of the effect of the tax-equivalent adjustment.
(3)	Average loans on a nonaccrual basis for the recognition of interest income totaled $256.8 million and $291.1 million for the three months ended March 31, 2012 and December 31, 2011, respectively, and are included in loans for purposes of this analysis. Interest foregone on impaired loans was estimated to be approximately $2.8 million and $3.2 million for the three months ended March 31, 2012 and December 31, 2011, respectively, and was based on the average loan portfolio yield for the respective period.
(4)	Covered interest-earning assets consist of loans acquired through an FDIC-assisted transaction that are subject to a loss share agreement and the related indemnification asset.
(5)	Refer to Glossary of Terms for definition.
(6)	For the three months ended March 31, 2012, accretion related to covered assets decreased net interest margin by 3 basis points. There was no benefit to net interest margin for the three months ended December 31, 2011.

Non-U.S. GAAP Financial Measures Unaudited (Amounts in thousands)

This press release contains both financial measures based on accounting principles generally accepted in the United States (U.S. GAAP) and non-U.S. GAAP based financial measures. These non-U.S. GAAP measures include net interest income, net interest margin, net revenue, operating profit and efficiency ratio all on a fully taxable-equivalent basis; tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. We believe that presenting these non-U.S. GAAP financial measures will provide information useful to investors in understanding our underlying operational performance, our business, and performance trends and facilitates comparisons with the performance of others in the banking industry.

We use net interest income on a taxable-equivalent basis in calculating various performance measures by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments assuming a 35% tax rate. Management believes this measure to be the preferred industry measurement of net interest income as it enhances comparability to net interest income arising from taxable and tax-exempt sources, and accordingly believes that providing this measure may be useful for peer comparison purposes.

We also consider various measures when evaluating capital utilization and adequacy, including tier 1 common equity to risk-weighted assets, tangible equity to tangible assets, tangible equity to risk-weighted assets, tangible common equity to tangible assets, and tangible book value. These calculations are intended to complement the capital ratios defined by banking regulators for both absolute and comparative purposes. All of these measures exclude from capital the ending balances of goodwill and other intangibles while certain of these ratios exclude preferred capital components. Because U.S. GAAP does not include capital ratio measures, we believe there are no comparable U.S. GAAP financial measures to these ratios. We believe these non-U.S. GAAP financial measures are relevant because they provide information that is helpful in assessing the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of our capitalization to other companies. However, because there are no standardized definitions for these ratios, our calculations may not be comparable with other companies, and the usefulness of these measures to investors may be limited.

Non-U.S. GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-U.S. GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under U.S. GAAP. As a result, we encourage readers to consider our Consolidated Financial Statements in their entirety and not to rely on any single financial measure. The following table reconciles Non-U.S. GAAP financial measures to U.S. GAAP:

	Quarters Ended
	1Q12	4Q11	3Q11	2Q11	1Q11
Taxable-equivalent interest income
U.S. GAAP net interest income	$104,376	$102,982	$101,089	$100,503	$102,553
Taxable-equivalent adjustment	680	671	680	716	790

Taxable-equivalent net interest income (a)	$105,056	$103,653	$101,769	$101,219	$103,343

Average Earning Assets (b)	$11,796,499	$11,696,741	$11,446,323	$11,916,038	$11,930,751

Net Interest Margin ((a) annualized) / (b)	3.53%	3.48%	3.49%	3.36%	3.46%

Net Revenue
Taxable-equivalent net interest income (a)	$105,056	$103,653	$101,769	$101,219	$103,343
U.S. GAAP non-interest income	27,504	25,393	27,635	21,592	23,627

Net revenue	$132,560	$129,046	$129,404	$122,811	$126,970

Operating Profit
U.S. GAAP income before income taxes	$23,950	$20,534	$21,075	$15,338	$13,253
Provision for loan and covered loan losses	27,701	31,611	32,615	31,093	37,578
Taxable-equivalent adjustment	680	671	680	716	790

Operating profit	$52,331	$52,816	$54,370	$47,147	$51,621

Efficiency Ratio
U.S. GAAP non-interest expense (c)	$80,229	$76,230	$75,034	$75,664	$75,349
Taxable-equivalent net interest income (a)	$105,056	$103,653	$101,769	$101,219	$103,343
U.S. GAAP non-interest income	27,504	25,393	27,635	21,592	23,627

Net revenue (d)	$132,560	$129,046	$129,404	$122,811	$126,970

Efficiency ratio (c)/ (d)	60.52%	59.07%	57.98%	61.61%	59.34%

Non-U.S. GAAP Financial Measures (continued) Unaudited (Amounts in thousands, except per share data)

	Quarters Ended
	1Q12	4Q11	3Q11	2Q11	1Q11
Tier 1 Common Capital
U.S. GAAP total equity	$1,312,154	$1,296,752	$1,286,176	$1,260,648	$1,238,132
Trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: accumulated other comprehensive income, net of tax	47,152	46,697	46,051	32,535	19,121
Less: disallowed deferred tax assets	—	—	—	—	—
Less: goodwill	94,559	94,571	94,584	94,596	94,609
Less: other intangibles	14,683	15,353	15,715	16,089	16,464

Tier 1 risk-based capital	1,400,553	1,384,924	1,374,619	1,362,221	1,352,731
Less: preferred stock	240,791	240,403	240,020	239,642	239,270
Less: trust preferred securities	244,793	244,793	244,793	244,793	244,793
Less: noncontrolling interests	—	—	—	163	105

Tier 1 common capital (e)	$914,969	$899,728	$889,806	$877,623	$868,563

Tangible Common Equity
U.S. GAAP total equity	$1,312,154	$1,296,752	$1,286,176	$1,260,648	$1,238,132
Less: goodwill	94,559	94,571	94,584	94,596	94,609
Less: other intangibles	14,683	15,353	15,715	16,089	16,464

Tangible equity (f)	1,202,912	1,186,828	1,175,877	1,149,963	1,127,059
Less: preferred stock	240,791	240,403	240,020	239,642	239,270

Tangible common equity (g)	$962,121	$946,425	$935,857	$910,321	$887,789

Tangible Assets
U.S. GAAP total assets	$12,623,164	$12,416,870	$12,019,861	$12,115,377	$12,497,442
Less: goodwill	94,559	94,571	94,584	94,596	94,609
Less: other intangibles	14,683	15,353	15,715	16,089	16,464

Tangible assets (h)	$12,513,922	$12,306,946	$11,909,562	$12,004,692	$12,386,369

Risk-weighted Assets (i) (1)	$11,374,212	$11,191,298	$10,665,256	$10,518,850	$10,903,625

Period-end Common Shares Outstanding (j)	72,415	71,745	71,789	71,808	71,428

Ratios:
Tier 1 common equity to risk-weighted assets (e) / (i) (1)	8.04%	8.04%	8.34%	8.34%	7.97%
Tangible equity to tangible assets (f) / (h)	9.61%	9.64%	9.87%	9.58%	9.10%
Tangible equity to risk-weighted assets (f) / (i) (1)	10.58%	10.60%	11.03%	10.93%	10.34%
Tangible common equity to tangible assets (g) / (h)	7.69%	7.69%	7.86%	7.58%	7.17%
Tangible book value (g) / (j)	$13.29	$13.19	$13.04	$12.68	$12.43

Glossary of Terms

Assets under management and administration (“AUMA”)—Assets held in trust where we serve as trustee or in accounts where we make investment decisions on behalf of clients. AUMA also includes non-managed assets we hold in custody for clients or for which we receive fees for advisory or brokerage services. We do not include these assets on our Consolidated Balance Sheets.

Book value—Total common equity divided by outstanding shares of common stock at end of period.

CDARS® deposit program—is a deposit services arrangement that effectively achieves FDIC deposit insurance for jumbo deposit relationships. These deposits are classified as brokered deposits for regulatory reporting purposes; however, we classify these deposits as client CDARS® due to the source being our client relationships and are, therefore, not traditional ‘brokered’ deposits. We also participate in a non-client CDARS® program that is more like a traditional brokered deposit program in that our relationship is not with the underlying depositor.

Client deposits—Total deposits less brokered deposits plus client CDARS®.

Common equity—Total equity less preferred stock.

Covered assets—Assets acquired through an FDIC-assisted transaction that are subject to a loss share agreement and are presented separately on the Consolidated Balance Sheets.

Credit quality indicators—The Company has adopted an internal risk rating policy in which each loan is rated for credit quality with a numerical rating of 1 through 8. Loans rated 5 and better (1-5 ratings, inclusive) are credits that exhibit acceptable financial performance, cash flow, and leverage. If any risk exists, we attempt to mitigate by structure, collateral, monitoring, or other meaningful controls. Credits rated 6 are considered special mention as these credits demonstrate potential weakness and that if left unresolved, may result in deterioration in the Company’s credit position and/or the repayment prospects for the credit. Borrowers rated special mention may exhibit adverse operating trends, high leverage, tight liquidity or other credit concerns. Potential problem loans have a risk rating of 7 and are considered inadequately protected by the current net worth and paying capacity of the obligor, the collateral pledged, or guarantors. These loans generally have a well defined weakness or weaknesses that may jeopardize liquidation of the debt and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not resolved. Nonperforming loans include nonaccrual loans risk rated 7 or 8 and have all the weaknesses inherent in a 7-rated potential problem loan with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Special mention, potential problem and nonperforming loans are reviewed at minimum on a quarterly basis, while all other rated credits are reviewed as the situation warrants.

Credit valuation adjustment (“CVA”)—An adjustment may need to be incorporated into the valuation of derivative instruments for nonperformance risk to include the counterparty’s credit risk and the Company’s own credit risk. This adjustment is referred to as the CVA. The CVA represents the credit component of fair value with regard to both client-based trades and the related matched trades with interbank dealer counterparties.

Efficiency ratio—Total non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-U.S. GAAP financial measure.

Fee revenue as percent of total revenue ratio—Total non-interest income less net securities gains (losses) divided by the sum of net interest income and non-interest income less net securities gains (losses).

U.S. GAAP—Accounting principles generally accepted in the United States of America.

Net interest margin—Expressed as a percentage, net interest margin is a ratio computed as annualized taxable-equivalent net interest income divided by average interest-earning assets. The annualization of net interest income for the quarterly yield takes into consideration the interest payment convention at the product level. This is a non-U.S. GAAP financial measure.

Net interest spread—The difference between the average yield earned on interest-earning assets on a taxable-equivalent basis and the average rate paid for interest-bearing liabilities.

Net overhead ratio—Total non-interest expense less non-interest income divided by average total assets.

Net revenue—The sum of taxable equivalent net interest income and non-interest income. This is a non-U.S. GAAP financial measure.

Non-U.S. GAAP—Certain financial measures within this document that are not formally defined by U.S. GAAP or codified in the federal banking regulations. A reconciliation of these non-U.S. GAAP financial measures may be found on the previous pages.

Operating profit—The sum of U.S. GAAP income before income taxes, provision for loan and covered loan losses and taxable-equivalent adjustment. This is a non-U.S. GAAP financial measure.

Risk-weighted assets—Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Tangible book value—Total common equity less goodwill and other intangibles divided by outstanding shares of common stock at end of period. This is a non-U.S. GAAP financial measure.

Tangible common equity to tangible assets ratio—Tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-U.S. GAAP financial measure.

Glossary of Terms (continued)

Taxable-equivalent interest income—The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under U.S. GAAP on the Consolidated Income Statement.

Tier 1 common capital—Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio—Tier 1 common capital divided by period-end risk-weighted assets. This is a non-U.S. GAAP financial measure.

Tier 1 risk-based capital—Total equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies, less ineligible servicing assets, less disallowed deferred tax assets and less net unrealized holding gains (losses) on available for sale equity securities, available for sale debt securities, and cash flow hedge derivatives.

Tier 1 risk-based capital ratio—Tier 1 risk-based capital divided by period-end risk-weighted assets.

Leverage ratio—Tier 1 risk-based capital divided by adjusted average total assets.

Total risk-based capital—Tier 1 risk-based capital plus qualifying subordinated debt, other noncontrolling interest not qualified as Tier 1, eligible gains on available-for-sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio—Total risk-based capital divided by period-end risk-weighted assets.

Transformational and legacy portfolios—We aggregate loans by originating line of business for reserve purposes because of observable similarities in the performance experience of loans underwritten by the business units. Loans originated by the business units that existed prior to the strategic changes in 2007 are considered “legacy” loans. Loans originated by a business unit that was established in connection with or following the business transformation plan are considered “transformational” loans. Renewals or restructurings of legacy loans may continue to be evaluated as legacy loans depending on the structure or defining characteristics of the new transaction. The Company has implemented a line of business model that has reorganized the legacy business units so that after 2009, all new loan originations are considered transformational.